                                                                      EXHIBIT 11

                        SOUTHDOWN, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                         YEARS ENDED DECEMBER 31,
                                                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                            --------------------------------------------------
                                                                1993               1992              1991
                                                                ----               ----              ----
Earnings (loss) for primary earnings per share:
  Loss from continuing operations before preferred
    stock dividends                                         $       -         $      (41.4)      $      (43.2)
  Preferred stock dividends                                        (5.0)              (5.0)              (5.1)
                                                            ------------      -------------      -------------
  Loss from continuing operations                                  (5.0)             (46.4)             (48.3)
  Gain on discontinued operations, net of tax                       -                  0.8               -
                                                            ------------      -------------      -------------
  Loss before cumulative effect of a change in accounting
    principle and extraordinary item                               (5.0)             (45.6)             (48.3)
  Cumulative effect of a change in accounting principle           (48.5)              -                  -
  Extraordinary item, net of tax                                   (1.0)              -                  (1.4)
                                                            ------------      -------------      -------------
    Net loss for primary earnings per share                 $     (54.5)      $      (45.6)      $      (49.7)
                                                            ============      =============      =============

Earnings (loss) for fully diluted earnings per share:
  Loss from continuing operations before preferred
    stock dividends                                         $       -         $      (41.4)      $      (43.2)
  Preferred stock dividends (non-convertible only)                  -                 -                  (0.1)
  Antidilutive preferred stock dividends                           (5.0)              (5.0)              (5.0)
                                                            ------------      -------------      -------------
  Loss from continuing operations                                  (5.0)             (46.4)             (48.3)
  Gain on discontinued operations, net of tax                       -                  0.8               -
                                                            ------------      -------------      -------------
  Loss before cumulative effect of a change in accounting
    principle and extraordinary item                               (5.0)             (45.6)             (48.3)
  Cumulative effect of a change in accounting principle           (48.5)              -                  -
  Extraordinary item, net of tax                                   (1.0)              -                  (1.4)
                                                            ------------      -------------      -------------
    Net loss for fully diluted earnings per share           $     (54.5)      $      (45.6)      $      (49.7)
                                                            ============      =============      =============

Average share outstanding:
  Common stock                                                     17.0               16.9               16.9
  Common stock equivalents from assumed exercise
    of stock options and warrants (treasury stock method)           0.2                -                 -
                                                            ------------      -------------      -------------
  Total for primary earnings per share                             17.2               16.9               16.9
  Other potentially dilutive securities:
  - additional common stock equivalents from assumed
    exercise of stock options and warrants at ending
    market value                                                    0.6                 -                 -
  - assumed conversion of Series A convertible
    preferred stock at one-half share of common stock               1.0                1.0                1.0
  - assumed conversion of Series B convertible
    preferred stock at 2.5 shares of common stock                   2.4                2.4                2.4
                                                            ------------      -------------      -------------
  Total for fully diluted earnings per share                       21.2               20.3               20.3
  Less:  Antidilutive securities
         Stock options and warrants                                (0.8)               -                  -
         Series A preferred stock                                  (1.0)              (1.0)              (1.0)
         Series B preferred stock                                  (2.4)              (2.4)              (2.4)
                                                            ------------      -------------      -------------
                                                                   17.0               16.9               16.9
                                                            ============      =============      =============

Earnings (loss) per share primary and fully diluted:
  Loss from continuing operations                           $     (0.30)      $      (2.74)      $      (2.86)
  Gain on discontinued operations, net of tax                       -                 0.05               -
  Cumulative effect of a change in accounting principle           (2.86)              -                  -
  Extraordinary item, net of tax                                  (0.06)              -                 (0.08)
                                                            ------------      -------------      -------------
                                                            $     (3.22)      $      (2.69)      $      (2.94)
                                                            ============      =============      =============